UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2012

SINGLE TOUCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204, Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

(201) 275-0555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Securities Holders.

On August 9, 2012, the Company held its 2011 Annual Meeting of Shareholders the fiscal year ending September 30, 2011 (the “Annual Meeting”). Of the 132,232,392 shares of common stock outstanding as of July 2, 2012, the record date, 89,417,551 shares were represented at the Annual Meeting (in person or by proxy); constituting 67.62% of the outstanding shares entitled to vote.

At the Annual Meeting, the shareholders of the Company (1) elected Anthony Macaluso, James Orsini, Richard Siber, Stuart R. Levine and Stephen D. Baksa as directors of the Company, each to serve a one-year term expiring at our 2012 annual meeting of shareholders for the fiscal year ending September 30, 2012 and (2) ratified the selection of Weaver, Martin & Samyn LLC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

The final voting results are set forth below.

1.	The election of five members to the Board of Directors, each to serve a one-year term expiring at our 2012 Annual Meeting of Shareholders for the fiscal year ending September 30, 2012:

Nominee	For	Withheld	Broker Non-Votes
Anthony Macaluso	34,010,249	31,827,914	23,579,388
James Orsini	24,298,935	41,539,228	23,579,388
Richard Siber	29,945,264	35,892,899	23,579,388
Stuart R. Levine	24,006,935	41,831,228	23,579,388
Stephen D. Baksa	20,905,215	44,932,948	23,579,388

2.	Ratification of the selection of Weaver, Martin & Samyn LLC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012:

For	Against	Abstain
85,228,691	3,751,881	436,979

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      August 14, 2012

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name:	James Orsini
Title:	Chief Executive Officer and President